                                                                 Exhibit 10(vii)
                                    FORM OF
                            ADMINISTRATIVE AGREEMENT
                            ------------------------

     This Agreement effective the   day of           1997, is by and between
Daisy Manufacturing Company, a Delaware corporation, 2111 South Eighth Street, Rogers, Arkansas 72758, ("Daisy"), and Brass Eagle Inc., a Delaware corporation, 1203A N. 6th Street, Rogers, Arkansas 72756 ("B E")

     The parties hereby agree as follows:

     1. Daisy will provide the following employee services for a total fee of $37,598.00 per month:

           (a)   MIS and Software Support Including:
                 ----------------------------------
                 (i)   Telephone service for voice and data;
                 (ii)  Computer hardware, equipment, links and hookups;
                 (iii) Software programs to run the business -e.g. MRP II;
                 (iv)  Host facilities for data and backup;
                 (v)   Employee services.
           $7,708.00 per month.

           (b)   Legal Including:
                 ---------------
                 (i) Supervising all litigation, insurance (property and casualty and product liability matters;
                 (ii)   Work on all B E contracts;
                 (iii) Routine legal review of transactions, employee-related legal problems, and miscellaneous legal matters;
                 (iv) Corporate secretarial and Board of Directors. $7,613.00 per month.

           (c)   Human Resources - Consult and Advise Regarding:
                 ----------------------------------------------
                 (i) Assistance with hiring, firing, HR procedures and functions;
                 (ii)  Compliance with HR-related laws;
                 (iii) Payroll and related services;
                 (iv)  Group medical, life, A.D.&D, 401(K).
           $1,042.00 per month.

           (d)   Accounts Receivable and Credit Including:
                 ----------------------------------------
                 (i)   Review and credit-related decisions;
                 (ii)  Collections of delinquent accounts;
           $7,235.00 per month.

           (e)   Operations Support Including:
                 ----------------------------
                 (i) Warehousing and shipping out of the Rogers facility until December 31, 1997, and out of the Neosho Missouri facility in 1998.
           $14,000.00 per month.
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     2.    Full time employees shall provide these services on an as needed basis. If B E should decide that any of the services are no longer needed, or Daisy should decide they can no longer provide such services then an equitable adjustment shall be made in the monthly fee, by mutual agreement of the parties. To the extent B E requires outside consultants to assist in any of the above areas, BE shall hire and pay such outside consultants directly.

     3. The term of this Agreement shall be until December 31, 1998. Unless either party gives thirty days prior written notice, it shall be renewed for a like one-year term on an annual basis. Provided, however, this Agreement shall terminate no later than December 31, 2001.

     4. Daisy shall exercise ordinary care in providing these services to B E, and said services shall be consistent with a quality level usual and customary in the industry. Daisy shall be liable to B E for failure at such services only in the case of gross negligence or willful misconduct.

     5. This Agreement shall be governed according to the laws of the State of Arkansas.


Executed and agreed to the date first written above.


Daisy Manufacturing Company, Inc.           Brass Eagle Inc.

By                                        By
   ------------------------------              ----------------------
Title Vice President, General             Title President
      ---------------------------               -------------------
      Counsel and Secretary